UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) HSN, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders on May 8, 2013.

(b) The matters on which the shareholders voted, in person or by proxy, were (i) to elect nine directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified; and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2013. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Costello	50,349,208	936,995	1,886,669
James M. Follo	50,407,387	878,816	1,886,669
Mindy Grossman	50,406,955	879,248	1,886,669
Stephanie Kugelman	50,406,835	879,368	1,886,669
Arthur C. Martinez	49,231,145	2,055,058	1,886,669
Thomas J. McInerney	39,405,679	11,880,524	1,886,669
John B. (Jay) Morse, Jr.	50,406,833	879,370	1,886,669
Ann Sarnoff	51,201,968	84,235	1,886,669
Courtnee Ulrich	51,171,203	115,000	1,886,669

As a result of these votes, each of the director nominees was elected to hold office for a one-year term ending on the next succeeding annual meeting of shareholders.

Proposal 2 – Ratify the appointment of Ernst & Young LLP as independent registered certified public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
52,113,530	1,057,183	2,159	0

The shareholders approved Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.

Dated: May 10, 2013
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Financial Officer

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